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                                                                   EXHIBIT 23.05


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated February 4, 1998, except for Note 9 as to which the date is February 10, 1998, on our audits of the financial statements of K.L.C., Inc. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.


Hartford, Connecticut

April 2, 1998